EXHIBIT 11.  EARNINGS PER SHARE CALCULATIONS

Basic net income per share is based on the weighted average number of common shares outstanding during each year. Diluted net income per common share includes the dilutive effect of potential common shares outstanding. The company calculates the dilutive effect of outstanding stock options and warrants using the treasury stock method. A reconciliation of earnings per share for the three and six months ended November 30, 2000 and 1999 is as follows:

                                        THREE MONTHS ENDED          THREE MONTHS ENDED
                                        NOVEMBER 30, 2000           NOVEMBER 30, 1999
                                       BASIC       DILUTED         BASIC        DILUTED
                                    ------------------------    ------------------------
Net earnings                            31,349        31,349        49,214        49,214
                                    ------------------------    ------------------------

Average shares outstanding           1,901,697     1,901,697     1,902,634     1,902,634

  Effect of dilutive securities:
            Options and Warrants             0       240,767             0         5,388
                                    ------------------------    ------------------------

Equivalent shares                    1,901,697     2,142,464     1,902,634     1,908,022
                                    ------------------------    ------------------------

Earnings per share                  $     0.02    $     0.01    $     0.03    $     0.03
                                    ========================    ========================

                                         SIX MONTHS ENDED           SIX MONTHS ENDED
                                        NOVEMBER 30, 2000           NOVEMBER 30, 1999
                                       BASIC        DILUTED        BASIC        DILUTED
                                    ------------------------    ------------------------

Net earnings                            64,642        64,642       100,673       100,673
                                    ------------------------    ------------------------

Average shares outstanding           1,902,207     1,902,207     1,902,542     1,902,542

  Effect of dilutive securities:
            Options and Warrants             0       219,145             0        17,379
                                    ------------------------    ------------------------

Equivalent shares                    1,902,207     2,121,352     1,902,542     1,919,921
                                    ------------------------    ------------------------

Earnings per share                  $     0.03    $     0.03    $     0.05    $     0.05
                                    ========================    ========================


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